LEGAL & COMPLIANCE, LLC

LAURA ANTHONY, ESQUIRE
STUART REED, ESQUIRE                                  WWW.LEGALANDCOMPLIANCE.COM

                                                      DIRECT E-MAIL:
                                                      LAURAANTHONYPA@AOL.COM

Board of Directors
Capital Solutions I, Inc,
6915 Red Road
Suite 222
Coral Gables, FL  33143

Re:  Registration Statement on Form S-8

Dear Board Members:

We have acted as counsel to Capital Solutions I, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933 (the "Securities Act"), of 50,000,000 shares of the Company's common stock, $0.0000001 par value per share (the "Common Stock"), as described below. A registration statement on Form S-8 has been filed with the Securities and Exchange Commission on or about April 28, 2005 (the "Registration Statement").

The Registration Statement seeks the registration of 50,000,000 shares of the Common Stock (the "Registered Shares") pursuant to the Company's 2005 Equity Incentive Plan (the "Stock Plan").

In connection with rendering this opinion we have examined executed copies of the Registration Statement and all exhibits thereto. We have also examined and relied upon the original, or copies certified to my satisfaction, of (i) the Articles of Incorporation and the By-laws of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Registered Shares and related matters, and (iii) such other agreements and instruments relating to the Company as we deemed necessary or appropriate for purposes of the opinion expressed herein. In rendering such opinion, we have made such further investigation and inquiries relevant to the transactions contemplated by the Registration Statement as we have deemed necessary for the opinion expressed herein, and we have relied, to the extent we deemed reasonable, on certificates and certain other information provided to me by officers of the Company and public officials as to matters of fact of which the maker of such certificate or the person providing such other information had knowledge.


         330 CLEMATIS STREET, #217 o WEST PALM BEACH, FLORIDA o 33401 o
                     PHONE: 561-514-0936 o FAX 561-514-0832
                   OFFICES IN WEST PALM BEACH AND MIAMI BEACH

Board of Directors
Capital Solutions I, Inc.
April 27, 2005
Page Two

Furthermore, in rendering our opinion, we have assumed that the signatures on all documents examined by me are genuine, that all documents and corporate record books submitted to me as originals are accurate and complete, and that all documents submitted to me are true, correct and complete copies of the originals thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Stock Plan and the Registration Statement and related prospectus, will be validly issued, fully paid and non-assessable.

We hereby consent to the reference to our name in the Registration Statement and the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Legal & Compliance, LLC


By:/s/ LAURA ANTHONY, Legal & Compliance, LLC
   ------------------------------------------
         Laura Anthony, President
































         330 CLEMATIS STREET, #217 o WEST PALM BEACH, FLORIDA o 33401 o
                     PHONE: 561-514-0936 o FAX 561-514-0832
                   OFFICES IN WEST PALM BEACH AND MIAMI BEACH